UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      April 15, 2005

j2 Global Communications, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-25965 (Commission File Number)	51–0371142 (IRS Employer Identification No.)

6922 Hollywood Blvd.

Suite 500

Los Angeles, California  90028

(Address of principal executive offices)

(323) 860–9200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On April 15, 2005, the Compensation Committee of the Board of Directors of j2 Global Communications, Inc. (the “Company”) unanimously recommended to the Board of Directors of the Company, which the Board approved that same day, the following bonuses for the Company’s reporting officers with respect to their fiscal 2004 performance: Scott M. Jarus, Co-President -- $104,000; Nehemia Zucker, Co-President -- $104,000; R. Scott Turicchi, Chief Financial Officer -- $98,000; and Gregg Kalvin, Chief Accounting Officer -- $22,703.

Item 5.02.      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(c) Nehemia Zucker, 48, has been appointed a President of the Company, effective April 18, 2005.

Since December 2000 Mr. Zucker had served as the Company’s Chief Marketing Officer, and he served as both Chief Marketing Officer and Chief Financial Officer from December 2000 through May 2003. From 1996 through December 2000, he served exclusively as j2 Global’s Chief Financial Officer. Prior to joining j2 Global in 1996, Mr. Zucker was Chief Operations Manager of Motorola’s EMBARC division, which packages CNBC and ESPN for distribution to paging and wireless networks. From 1980 to 1996, he held various positions in finance, operations and marketing at Motorola in the United States and abroad.

Scott M. Jarus will continue to serve as a President of the Company as well.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description
99.1	Press release “j2 Global Enhances Management Structure” dated April 19, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

j2 Global Communications, Inc. (Registrant)

Date: April 19, 2005	By:	/s/ Jeffrey D. Adelman
Jeffrey D. Adelman Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press release “j2 Global Enhances Management Structure” dated April 19, 2005.